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                                  EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE




                                                    THREE MONTHS ENDED
                                            -----------------------------------
                                                 April 5,           March 31,
                                                   1998               1999
                                            ---------------     ---------------


Net Income                                  $     6,738,015     $    10,007,326
Basic:
 Weighted average number of shares
   outstanding                                   24,446,059          23,346,617
                                            ---------------     ---------------
 Basic earnings per share                   $          0.28     $          0.43
                                            ===============     ===============

Diluted:
 Weighted average number of shares
   outstanding                                   24,446,059          23,346,617
 Dilutive effects of stock options using
   the Treasury stock method                        736,710             192,771
                                            ---------------     ---------------
                                                 25,182,769          23,539,388
                                            ---------------     ---------------
Diluted earnings per share                  $          0.27     $          0.43
                                            ===============     ===============